UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2020

INTELGENX TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31187	870638336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6420 Abrams

Ville St-Laurent, Quebec, Canada H4S 1Y2

(Address of Principal Executive Offices, and Zip Code)

(514) 331-7440

Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT IGX	OTCQX TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2020, IntelGenx Technologies Corp. (the “Corporation”) entered into an Agency Agreement (the “Agency Agreement”) with Echelon Wealth Partners Inc. (the “Agent”) relating to the offering (the “Offering”) by the Corporation of a minimum of CA$5,000,000 and a maximum of CA$10,000,000 of units (“Units”) at a price of CA$0.50 per Unit, each of which consists of one share (“Offered Share”) of the Corporation’s common stock (“Common Stock”) and one Common Stock purchase warrant (“Warrant”). Each Warrant is exercisable to purchase one share of the Corporation’s Common Stock (a “Warrant Share”) at an exercise price of CA$0.75 per Warrant Share, subject to adjustment. The Warrants will be immediately exercisable and will expire at 5:00 p.m. (eastern time) on the date that is thirty six (36) months following the issuance date (the “Warrant Expiry Date”). No Units will be issued, however, and purchasers will receive only shares of Common Stock and Warrants. The Common Stock and the Warrants may be transferred separately immediately upon issuance.

The Offering is being conducted on a commercially reasonable best efforts basis by the Agent in the provinces of British Columbia, Alberta, Manitoba and Ontario and is expected to close on or about February 11, 2020.

In consideration for the Agent’s services to the Corporation in connection with the Offering, the Corporation has agreed to pay to the Agent (i) a cash fee equal to seven percent (7.0%) of the gross proceeds of the Offering of Units by the Corporation (including the Over-Allotment Option, as defined below); (ii) to issue to the Agent warrants (“Agent Warrants”) to purchase a number of shares of Common Stock (“Agent Warrant Shares”) equal to seven percent (7.0%) of the aggregate number of Units sold in this Offering (not including any shares of Common Stock underlying the Warrants issued in the Offering); and (iii) grant to the Agent an option to increase the size of the Offering by up to fifteen percent (15.0%), exercisable in whole or in part at any time for a period of thirty (30) days after and including the closing date of the Offering (“Over-Allotment Option”). However, the Corporation will only pay a cash fee equal to three and one half percent (3.5%) of the aggregate gross proceeds from the issuance to purchasers on the president’s list (“President’s List”) and will only issue Agent Warrants to purchase up to an additional three and one half percent (3.5%) of the Units sold under the President’s List.

The Agency Agreement contains customary representations, warranties and covenants by the Corporation, conditions to closing and indemnification provisions.

The Offered Shares, Warrants, Warrant Shares, Agent Warrants and Agent Warrant Shares will be registered under the Securities Act of 1933, as amended, pursuant to the Corporation’s Registration Statement on Form S-1, as amended (File No.333-235607) (the “Registration Statement”), which has not been declared effective by the United States Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Offered Shares, Warrants, Warrant Shares, Agent Warrants or Agent Warrant Shares, nor shall there be any sale of the Offered Shares, Warrants, Warrant Shares, Agent Warrants and Agent Warrant Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Agency Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agency Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Corporation's Registration Statement, the Corporation intends to use the term sheet attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01. Exhibits.

Exhibit	Description

1.1	Agency Agreement dated January 27, 2020

99.1	Term Sheet dated January 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP. (Registrant)

Dated: January 28, 2020	By: /s/ Horst G. Zerbe Horst G. Zerbe Chief Executive Officer